     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 1997

                                                            REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                        SEQUESTER HOLDINGS, INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                 --------------

              NEVADA                                           95-4029439
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         2835 TOWNSGATE ROAD, SUITE 110
                       WESTLAKE VILLAGE, CALIFORNIA 91361
               (Address of principal executive offices) (zip code)

                                 --------------

                          1997 CONSULTANT'S STOCK PLAN
                           (Full titles of the plans)

                                 --------------

                                 WELLINGTON EWEN
                                    PRESIDENT
                        SEQUESTER HOLDINGS, INCORPORATED
       2835 TOWNSGATE ROAD, SUITE 110, WESTLAKE VILLAGE, CALIFORNIA 91361
                                 (805) 494-6687
(Name, address and telephone number, including area code, of agent for service)

                                 --------------

This Registration Statement shall become effective upon its filing pursuant to Rule 462, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                              Proposed          Proposed
                                                              maximum           maximum
                                         Amount of be     offering price       aggregate             Amount of
Title of securities to be registered      registered        per share(1)     offering price      registration fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock
(Issued Pursuant to the
1997 Consultant's Stock Plan)             1,000,000           $0.002            $2,000                 $100.00
======================================================================================================================

----------------
(1) Calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

(2) Reflects the minimum $100.00 filing fee set forth in Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*


--------------------------

* The information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                  Sequester Holdings, Incorporated, a Nevada corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents which were previously filed with the Securities and Exchange Commission (the "Commission"):

                  (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended January 31, 1997 (Commission File No. 33-06827-LA);

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), since January 31, 1997 through the date hereof;

                  (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement No. 33-6827-LA on Form S-18 which was declared effective by the Commission on August 7, 1987 under the Securities Act of 1933, as amended (the "1933 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock; and

                  (d) Any similar report filed subsequent to the date hereof with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, such reports being deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports.

Item 4.  Description of Securities

                  The description of the Registrant's common stock contained in the Registrant's Registration Statement No. 33-6827-LA on Form S-18 which was declared effective by the Commission on August 7, 1987 under the 1933 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock is hereby incorporated herein in response to this Item 4 by this reference.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Under Section 78.751 of the Nevada Business Corporation Act (the "Nevada Act") the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the 1933 Act. The Registrant's Bylaws (the "Bylaws") provide that the Registrant may indemnify its directors and officers to the full extent and in the manner permitted by the laws of the state of Nevada.

                  The above discussion of the Registrant's Bylaws and of the Nevada Act is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws and statutes.

                  INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits

Exhibit Number     Exhibit
--------------     -------
  4.1              Consulting Agreement and Stock Plan.
  4.2              Articles of Incorporation, as amended.*
  4.3              Bylaws.**
  5                Opinion and consent of Manning, Marder & Wolfe.
  23.1             Consent of Independent Accountants - Grant Thornton
  23.2             Consent of Manning, Marder & Wolfe is contained in Exhibit 5.

--------------------------

 * Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 33-6827-LA) which was filed with the Commission on January 24, 1997

** Incorporated by reference to the Registrant's Registration Statement on Form S-18 (File No. 33-6827-LA) which was declared effective by the Commission on August 7, 1987.

Item 9.  Undertakings

                  A. The Undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on August 20, 1997.

                                       SEQUESTER HOLDINGS, INCORPORATED


                                       By:      /s/ Wellington Ewen
                                           -------------------------------------
                                                Wellington Ewen, President
                                                and Chief Financial Officer




                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                      DATE
---------                                   -----                                      ----
/s/  Wellington Ewen                        President, Chief Financial Officer         August 20, 1997
-----------------------------               and Director (Principal Executive
Wellington Ewen                             and Accounting Officer)



/s/  Bonnie Richards                        Vice-President, Secretary                  August 20, 1997
-----------------------------               and Director
Bonnie Richards




/s/  Stephen Miller, M.D.                   Director                                   August 20, 1997
-----------------------------
Stephen Miller, M.D.

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                        SEQUESTER HOLDINGS, INCORPORATED

                                  EXHIBIT INDEX


Exhibit
Number            Exhibit                                                           Page
-------           -------                                                           ----
4.1               Consulting Agreement and Stock Plan.                                8

4.2               Articles of Incorporation, as amended.*                            11

4.3               Bylaws.**                                                          12

5                 Opinion and Consent of Manning, Marder & Wolfe.                    13

23.1              Consent of Independent Accountants - Grant Thornton LLP.           14

23.2              Consent of Manning, Marder & Wolfe is contained as Exhibit 5.      15


--------------------------

 * Incorporated by reference to the Registrant's Registration Statement on Form S-3 (File No. 33-6827-LA) which was filed with the Commission on January 24, 1997

** Incorporated by reference to the Registrant's Registration Statement on Form S-18 (File No. 33-6827-LA) which was declared effective by the Commission on August 7, 1987